UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2020
Unit Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive,	Tulsa,	Oklahoma	74132	US
(Address of principal executive offices)			(Zip Code)	(Country)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNTCQ*	*

* On May 26, 2020, the registrant’s Common Stock was suspended from trading on the NYSE. Effective May 27, 2020, trades in the registrant’s Common Stock began being quoted on the OTC Marketplace under the symbol “UNTCQ.” On June 10, 2020, the New York Stock Exchange filed a Form 25 to delist the registrant’s common stock and to remove it from registration under Section 12(b) of the Exchange Act, which delisting automatically became effective on June 20, 2020. The registrant’s Common Stock was cancelled on its emergence from the Chapter 11 Cases on September 3, 2020.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2020, the board of directors of Unit Corporation (Company) made the following changes to the Company’s management team, effective immediately:
President, Chief Executive Officer, and Director

David T. Merrill has stepped down as President, Chief Executive Officer (CEO), and as a director of the Company and all other positions he held with the Company and its affiliates. In connection with termination of his employment, Mr. Merrill will receive $115,813 under the Company’s separation benefit plan and $750,000 under his employment agreement. He will also receive COBRA benefits valued at $9,255.

Philip Smith, the Company’s current Chairman of the Board, will also serve as the Company’s President and CEO until a successor is appointed. Mr. Smith will not receive an annual base salary for his service as President and CEO. He will continue to receive his director compensation. No bonuses or equity awards were granted in connection with his appointment.

Mr. Smith, 69, was appointed to the Board on September 3, 2020. He was elected Chairman of the Board on September 9, 2020. Mr. Smith is the former Chief Executive Officer of Prize Energy Corp. and Tide West Oil Company. Mr. Smith served on the Board of Directors of Eagle Rock Energy LP from 2007 to 2015. Before Eagle Rock Energy, Mr. Smith was Chief Executive Officer and Chairman of Prize Energy Corp., which he co-founded with NGP in 1999, until the company’s merger with Magnum Hunter Resources in 2002. Mr. Smith also served as CEO of Tide West Oil Company and grew that company from less than $10 million in assets to more than $200 million in assets before it was sold to HS Resources in 1997. He received a B.S. in Mechanical Engineering from Oklahoma State University and a Master of Business Administration from the University of Tulsa.

Mr. Smith does not have any family relationships with any executive officer or director of the Company or its affiliates. He is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings with the Company, or any other persons, under which Mr. Smith was elected to serve as an officer of the Company.

Chief Financial Officer

Les Austin retired as Senior Vice President and Chief Financial Officer (CFO) of the Company and all other positions he held with the Company and its affiliates. In connection with his retirement, Mr. Austin will receive $36,288 under the Company’s separation benefit plan. He will also receive COBRA benefits valued at $7,416.

The Company has appointed Mr. Thomas Sell as Interim Chief Financial Officer. Mr. Sell, 55, comes from Montereau, Inc. where he has been the Chief Financial Officer since March 2020. Before that, he spent four years as the Chief Accounting Officer and Controller for SemGroup Corporation. From 1996 to 2016, he was with Williams Companies, Inc. where he held several different management positions in finance and accounting. Mr. Sell was with was with Deloitte & Touche from 1987 to 1996. Mr. Sell received his Bachelor of Science in Accounting from Oral Roberts University, where he graduated magna cum laude. He is a certified public accountant.

Mr. Sell will receive an annual base salary of $314,500. Additionally, Mr. Sell will be eligible to participate in employee benefits on terms similar to other executive officers, including eligibility for bonuses and equity incentives under the Company’s Long Term Incentive Plan (LTIP). No bonuses or equity awards were granted in connection with his appointment.

Mr. Sell does not have any family relationships with any executive officer or director of the Company or its affiliates. He is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings with the Company, or any other persons, under which Mr. Sell was elected to serve as an officer of the Company.

Executive Vice President – Unit Petroleum Company

Frank Q. Young has stepped down from his position as Executive Vice President of Unit Petroleum Company, the Company’s exploration and production affiliate, and all other positions he held with the Company and its affiliates. In connection with termination of his employment, Mr. Young will receive $91,750 under the Company’s separation benefit plan. He will also receive COBRA benefits valued at $9,255.

Chief Operating Officer

David P. Dunham was promoted to the Company’s Senior Vice President and Chief Operating Officer. Mr. Dunham, 41, joined the Company in November 2007 as its Director of Corporate Planning. He was promoted to Vice President of Corporate Planning in January 2012. In August 2017, he was promoted to Senior Vice President of Business Development. From 2004 to November 2007, Mr. Dunham worked for Williams Power, serving as Manager of Structured Products. He worked for Leggett & Platt from 2003 to 2004, serving as a Mergers & Acquisitions Analyst. He received his Bachelor of Arts degree in Psychology from Northwestern University, his Master of Science in Finance degree from the University of Tulsa, and his MBA from the Wharton School of the University of Pennsylvania.

Mr. Dunham will receive an annual base salary of $350,000. Additionally, Mr. Dunham will continue to participate in employee benefits on terms similar to other executive officers, including eligibility for bonuses and equity incentives under the Company’s LTIP. No bonuses or equity awards were granted in connection with his promotion.

Mr. Dunham does not have any family relationships with any executive officer or director of the Company or its affiliates. He is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings with the Company, or any other persons, under which Mr. Dunham was elected to serve as an officer of the Company.

Item 7.01 Regulation FD Disclosure

On October 27, 2020, the Company issued a press release announcing the organizational changes described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto are deemed to be "furnished" and shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information and exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 27, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: October 27, 2020	By:	/s/ Mark E. Schell
Mark E. Schell Executive Vice President, Secretary & General Counsel

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